Exhibit 10.47

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

SEVEN STARS CLOUD GROUP, INC. AND ITS AFFILIATES,

TIANJIN SUN SEVEN STARS CULTURE DEVELOPMENT CO. LTD.

BEIJING NANBEI HUIJIN INVESTMENT CO. LTD., and

SHANGHAI GUANGMING INVESTMENT MANGEMENT LIMITED

DATED AS OF December 7, 2017

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of December 7, 2017 (this “Agreement”), by and among Seven Stars Cloud Group, Inc., a Nevada corporation, and its affiliates (hereinafter referred to collectively as “SSC” or “Purchaser”), Shanghai GuangMing Investment Management Limited (Chinese name: 上海光旻投资管理有限公司), a PRC limited liability entity, (hereinafter referred to as “GuangMing”),Tianjin Sun Seven Stars Culture Development Co. Ltd (Chinese name: 天津阳光七星文化发展有限公司”, hereinafter referred to as “Tianjin SSCD”) and Beijing Nanbei Huijin Investment Co., Ltd (Chinese name: 北京南北汇金投资有限公司, hereinafter referred to as “Beijing Nanbei”). Tianjin SSCD and BNHI are collectively referred to individually or collectively as the “Sellers”.

WHEREAS, Tianjin SSCD and Beijing Nanbei are both PRC limited liability entities and are, respectively, the 80% and 20% equity shareholders of GuangMing;

WHEREAS, GuangMing is a PRC limited liability entity which holds a special fund management license, and SSC wishes to wholly acquire GuangMing from the Sellers for purposes of developing its fund management platform;

WHEREAS, the Sellers propose to sell to SSC, and SSC proposes to acquire 100% of GuangMing’s issued and outstanding shares for a total purchase price of $2.4 million RMB (approximately $363,436 USD);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
PURCHASE AND SALE OF SECURITIES

1.1         Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, at the Closing, Sellers shall sell to one of Purchaser’s designated subsidiaries (to be determined later) 100% GuangMing for a total purchase price of $2.4 million RMB (approximately $362,930 USD) (the “Purchase Price”).

1.2         Closing. The sale and purchase of the securities shall take place at venue to be designated by the Parties (the “Closing”). The Closing may be conducted as a “virtual closing”, with the parties providing signature pages to each other electronically or via facsimile). Following the Closing, Purchaser, Sellers and GuangMing shall take further actions that may be necessary or desirable to exchange necessary information for the issuance and delivery of all necessary materials.

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Article 2
REPRESENTATIONS AND WARRANTIES OF GUANGMING

GuangMing hereby represents and warrants to Purchaser as follows:

2.1          Existence and Power. GuangMing (a) is duly organized and validly existing under the laws of the People’s Republic of China; and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Agreement.

2.2         Authorization; No Contravention. The execution, delivery and performance by GuangMing related to the contemplated transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of GuangMing’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of GuangMing or any requirement of law applicable to GuangMing, except for such violations, conflicts, breaches or liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on GuangMing’s ability to consummate the contemplated transactions.

2.3         Governmental Authorization; Third Party Consents. Except as set forth herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against GuangMing, of this Agreement or the consummation of the contemplated transactions.

2.4         Binding Effect. This Agreement has been duly executed and delivered by GuangMing and constitutes the legal, valid and binding obligation of GuangMing, enforceable against it in accordance with its terms.

2.5         Shareholder Approval. GuangMing’s shareholders have held the necessary shareholder meetings and has unanimously determined the contemplated transactions to be advisable and in the best interests of GuangMing and its shareholders and has approved the contemplated transactions.

2.6         No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other person (if any) engaged by or acting on behalf of GuangMing or any of its affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the contemplated transactions.

2.7         Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other actions pending or, to the knowledge of the Purchaser, threatened against or affecting GuangMing or relating to any of the Agreement or the contemplated transactions which, if determined adversely to GuangMing, has had or would reasonably be expected to have a material adverse effect on GuangMing’s ability to consummate the contemplated transactions. GuangMing is not subject to any decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GuangMing’s ability to consummate the contemplated transactions.

2.8         Financial Statements & Accounts Receivable. True and complete copies of GuangMing’s unaudited consolidated financial statements consisting of the most recent balance sheet of the GuangMing and the related statements of income and retained earnings, stockholders’ equity and cash flow (the “Financial Statements”), have been or will be provided to Purchaser. The Financial Statements are true, complete and correct and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The Financial Statements are based on the books and records of the GuangMing, and fairly present the financial condition of GuangMing as of the respective dates they were prepared and the results of the operations of GuangMing for the periods indicated. The consolidated balance sheet of GuangMing is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.” GuangMing will also provide to Purchaser a true and correct list of all accounts receivable and unbilled receivables (for services performed prior to Closing) of the Company or any affiliated entity (“Accounts Receivable”) as of the Balance Sheet Date. All Accounts Receivable as of the Balance Sheet Date (other than those paid since such date) and that have arisen since the Balance Sheet Date represent valid obligations and are not subject to any setoffs or counterclaims of which GuangMing has knowledge.

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2.9         No Undisclosed Liabilities. GuangMing has no material liabilities, debt, obligations, payables or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, and (c) obligations under contracts described herein.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1          Existence and Power. Each Seller (a) is duly organized and validly existing under the laws of the People’s Republic of China; and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Agreement.

3.2         Authorization; No Contravention. The execution, delivery and performance by each Seller of the Agreement to which it is a party and the contemplated transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of each Seller’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of each Seller or any requirement of law applicable to each Seller, except for such violations, conflicts, breaches or liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on each Seller’s ability to consummate the contemplated transactions.

3.3         Governmental Authorization; Third Party Consents. Except as set forth herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against each Seller, of this Agreement or the consummation of the contemplated transactions.

3.4         Binding Effect. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms.

3.5         No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other person (if any) engaged by or acting on behalf of each Seller or any of its affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the contemplated transactions.

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3.6         Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other actions pending or, to the knowledge of the Purchaser, threatened against or affecting each Seller or relating to any of the Agreement or the contemplated transactions which, if determined adversely to each Seller individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on each Seller’s ability to consummate the contemplated transactions. Each Seller is not subject to any decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on each Seller’s ability to consummate the contemplated transactions.

3.7         Financial Statements & Accounts Receivable. Sellers will ensure that true and complete copies of GuangMing’s unaudited consolidated financial statements consisting of the most recent balance sheet of the GuangMing and the related statements of income and retained earnings, stockholders’ equity and cash flow (the “Financial Statements”), have been or will be provided to Purchaser. The Financial Statements are true, complete and correct and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The Financial Statements are based on the books and records of GuangMing, and fairly present the financial condition of GuangMing as of the respective dates they were prepared and the results of the operations of GuangMing for the periods indicated. The consolidated balance sheet of GuangMing is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.” Sellers will also ensure that GuangMing will provide to Purchaser a true and correct list of all accounts receivable and unbilled receivables (for services performed prior to Closing) of the Company or any affiliated entity (“Accounts Receivable”) as of the Balance Sheet Date. All Accounts Receivable as of the Balance Sheet Date (other than those paid since such date) and that have arisen since the Balance Sheet Date represent valid obligations and are not subject to any setoffs or counterclaims of which Sellers and GuangMing have knowledge.

3.8         No Undisclosed Liabilities. Sellers have no material liabilities, debt, obligations, payables or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise that negatively effects this transaction (“Liabilities”), except those that have been disclosed in writing to Purchaser. Should Sellers become aware of any Liabilities during the period that this Agreement is being negotiated and during the time before Closing has occurred, Sellers shall send prompt written notice to Purchaser listing all Liabilities.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Sellers as follows:

4.1         Existence and Power. SSC (a) is duly organized and validly existing under the laws of the state of Nevada; and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Agreement.

4.2         Authorization; No Contravention. The execution, delivery and performance by the Purchaser of the Agreement to which it is a party and the contemplated transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of the Purchaser or any requirement of law applicable to the Purchaser, except for such violations, conflicts, breaches or liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser ability to consummate the contemplated transactions.

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4.3         Governmental Authorization; Third Party Consents. Except as set forth herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the contemplated transactions.

4.4         Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

4.5         Board Approval. The Purchaser’s board of directors at meetings duly called and held and has unanimously determined the contemplated transactions to be advisable and in the best interests of the Purchaser and its stockholders and has approved the contemplated transactions.

4.6         No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other person (if any) engaged by or acting on behalf of the Purchaser or any of its affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the contemplated transactions.

4.7         Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other actions pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating to any of the Agreement or the contemplated transactions which, if determined adversely to the Purchaser individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the contemplated transactions. The Purchaser is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the contemplated transactions.

Article 5
COVENANTS

5.1         Regulatory Approval; Litigation.

(a)          The Purchaser GuangMing, and each Seller agree that it will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing all things, which may be required to obtain all necessary actions or non-actions, waivers, consents and approval from governmental authorities in order to consummate the contemplated transactions.

(b)          The Purchaser GuangMing, and each Seller agree that if any action is brought seeking to restrain or prohibit or otherwise relates to consummation of the contemplated transactions, the parties shall use all commercially reasonable efforts to defend such action, whether judicial or administrative, and to seek to have any stay or temporary restraining order entered by any court or governmental authority reversed or vacated.

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Article 6
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

6.1         Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the Purchaser:

(a)          Representations and Covenants. The representations and warranties of the Sellers and GuangMing contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, material adverse effect or other similar term, which shall be true and correct in all respects) of the Closing with the same force and effect as though made as of the Closing (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Sellers and GuangMing shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Sellers and GuangMing on or prior to the Closing.

(b)          Good Standing. GuangMing shall have delivered to the Purchaser a good standing certificate (or its equivalent) for GuangMing.

(c)          No Actions. (i) No action shall be pending or overtly threatened by any governmental authority or any other party against the Sellers or GuangMing or any of its directors or against Purchaser, which action is reasonably likely to (A) restrain or prohibit the consummation of any of the contemplated transactions, or (B) result in damages that alone or together with the costs and expenses of defending such action are material in relation to the Sellers and GuangMing, taken as a whole, and (ii) no law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the contemplated transactions.

(d)          No Material Adverse Effect. Since the date hereof, no event or development shall have occurred (or failed to occur) and there shall be no circumstance (and that Purchaser shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect.

(e)          Consents and Amendments. Any and all consents, approvals, orders, licenses and other actions necessary to be obtained from governmental authorities, the board, AC committee, and shareholders in order to consummate the contemplated transactions.

(f)          Approval from AMAC. Sellers and GuangMing must have obtained all of the necessary approvals from the Asset Management Association of China (“AMAC”), a self-regulatory organization which oversees and regulates funds management companies in China. Should the AMAC refuse to accept Sellers’s/GuangMing’s submission for change of ownership, this Agreement shall be completely rescinded, at which point Seller shall resume its original ownership of GuangMing and shall refund to Purchaser the Purchase Price within 15 days of notice for repayment from Purchaser.

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(g)          Fairness Opinion & Valuation Report. This agreement and the transaction contemplate herein are subject to a satisfactory fairness opinion and valuation report which, as requested by Purchaser’s management, will be arranged post-signing of this Agreement (the “Post-Signing Reports”). The Closing of this transaction is conditioned on the Post-Signing Reports concluding that the transaction was fair from a financial point of view to the Purchaser. Should any of the Post-Signing Reports fail to deliver a satisfactory result to Purchaser, this Agreement shall be completely rescinded, at which point Seller shall resume its original ownership of GuangMing and shall refund to Purchaser the Purchase Price within 15 days of notice for repayment from Purchaser.

Article 7
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS AND GUANGMING TO CLOSE

7.1         Conditions to Closing. The obligation of the Sellers and GuangMing to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by the Seller and GuangMing:

(a)          Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing with the same force and effect as though made on and as of the Closing (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); each Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing; and Purchaser shall have delivered to the Seller a certificate, dated the date of the Closing and signed by the Purchaser, to the foregoing effect.

(b)          No Actions. (i) No action shall be pending or overtly threatened by any governmental authority or any other party against the Purchaser or any of its directors, which action is reasonably likely to (A) restrain or prohibit the consummation of any of the contemplated transactions, or (B) result in damages that alone or together with the costs and expenses of defending such action are material in relation to the Purchaser, the company and its subsidiaries, taken as a whole, and (ii) no law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the contemplated transactions.

(c)          Consents and Amendments. Any and all consents, approvals, orders, licenses and other actions necessary to be obtained from governmental authorities in order to consummate the contemplated transactions.

Article 8
INDEMNIFICATION

8.1         Indemnification. Each Seller hereby agree to indemnify, defend and hold harmless the Purchaser, its respective affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a “Purchaser Indemnitee”) from and against all claims, including without limitation, interest, penalties and attorneys’ fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or claim in respect of (i) any wrongful action or inaction by each Seller in connection with the authorization, execution, delivery and performance of this Agreement, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of each Seller’s wrongful action or inaction, (ii) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Agreement or any certificate or other document delivered pursuant hereto, and (iii) any breach by each Seller of any of its covenants or agreements contained in this Agreement or any other schedule, certificate or other document delivered pursuant hereto.

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8.2         Terms of Indemnification. The obligations and liabilities of Seller with respect to claims by third parties will be subject to the following terms and conditions: (a) a Purchaser Indemnitee will give the Seller prompt notice of any claims asserted against, resulting to, imposed upon or incurred by such Purchaser Indemnitee, directly or indirectly, and the Seller will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser Indemnitee; (b) if within a reasonable time after notice of any claim, the Seller fails to defend, such Purchaser Indemnitee will have the right to undertake the defense, compromise or settlement of such claims on behalf of and for the account and at the risk of the Seller, subject to the right of the Seller to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a claim may materially and adversely affect a Purchaser Indemnitee other than as a result of money damages or other money payments, such Purchaser Indemnitee will have the right at its own expense to defend, or co-defend, such claim; (d) neither the Seller nor the Purchaser Indemnitee will, without the prior written consent of the other, settle or compromise any claim or consent to entry of any judgment relating to any such claim; (e) with respect to any claims asserted against a Purchaser Indemnitee, such Purchaser Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser Indemnitee if, in such Purchaser Indemnitee’s reasonable judgment, a conflict of interest between such Purchaser Indemnitee and the Seller exists in respect of such claims, and in that event the fees and expenses of such separate counsel shall be paid by the Seller; and (f) the Seller will provide each Purchaser Indemnitee reasonable access to all records and documents of the Seller relating to any claim.

Article 9
TERMINATION

9.1         Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a)          the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)          the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect (or breached in any respect, if such representation, warranty or covenant is qualified by materiality or material adverse effect), and the Purchaser have notified the Seller of the breach or (ii) if the Closing shall not have occurred on or before March 1, 2018, by reason of the failure of any condition precedent under this Agreement (unless the failure results primarily from the Purchaser breaching any representation, warranty, or covenant contained in this Agreement); and

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(c)          the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event a Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect (or breached in any respect, if such representation, warranty or covenant is qualified by materiality or material adverse effect), and the Seller has notified the Purchaser of the breach or (ii) if the Closing shall not have occurred on or before March 1, 2018, by reason of the failure of any condition precedent under this Agreement (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

9.2         Effect of Termination. Upon termination of this Agreement pursuant to this section, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for Sellers must refund the Purchaser Price to Purchaser if agreement is terminated due to Sellers’ and GuangMing’s failure to meet any condition precedent).

Article 10
MISCELLANEOUS

10.1       Survival. All representations and warranties, covenants and agreements of the Sellers, GuangMing and the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser, any of its officers and directors or any controlling person thereof or by or on behalf of the Sellers and GuangMing, any of its officers and directors or any controlling person thereof, and such representations and warranties shall survive for a period of 24 months from the Closing. The covenants and agreements contained herein shall survive in accordance with their terms.

10.2       Fees and Expenses. At the Closing, each party shall pay the expenses incurred by itself in connection with the negotiation, execution, delivery, performance and consummation of this agreement and the contemplated transactions.

10.3       Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Sellers:

Tianjin Sun Seven Stars Culture Development Co. Ltd
(天津阳光七星文化发展有限公司)
Attn: Yun Zhu
Address: ______________
__________________________

Beijing Nanbei Huijin Investment Co., Ltd
(北京南北汇金投资有限公司)
Attn: Qiang Wang
Address: ______________
__________________________

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(b)	if to the Purchaser:

Seven Stars Cloud Group, Inc.
Attn: Legal Department
686 Wuzhong Road, Tower D, 9th Floor
Shanghai, China 201103

Any party may by notice given in accordance with this section and designate another address or person for receipt of notices hereunder.

10.4       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in this Agreement, no person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, the Purchaser may assign all or any portion of its rights and obligations hereunder to any affiliates or designees of the Purchaser. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

10.5       Amendment and Waiver.

(a)          No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

(b)          Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers or GuangMing (in the case of any amendment, supplement, modification or waiver after the Closing, with the approval of not less than a majority of the directors not appointed by each Purchaser) and the Purchaser.

10.6       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.7       Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.8       Governing Law; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

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10.9       Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.10     Entire Agreement. This Agreement, together with the schedules and exhibits hereto (if any), are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto (if any), supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.11     Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Sellers, GuangMing and the Purchaser agree to cooperate with one another, and at the request of the Seller, GuangMing, or the Purchaser, as applicable, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the contemplated transactions and to otherwise carry out the intent of the parties hereunder.

10.12     Public Announcements. Except as required by any requirement of law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the contemplated transactions without consulting the Sellers or the Purchaser, as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

SEVEN STARS CLOUD GROUP, INC.

By	/s/ Bruno Wu

Name:	Bruno Wu

Title:	Chairman and CEO

[Signature Page to Securities Purchase Agreement]

SHANGHAI GUANGMING INVESTMENT MANAGEMENT LIMITED

(上海光旻投资管理有限公司)

By:	/s/ Wang Qiang

Name:	Wang Qiang

Title:	Legal representative

[Signature Page to Securities Purchase Agreement]

TIANJIN SUN SEVEN STARS CULTURE DEVELOPMENT CO. LTD.

(天津阳光七星文化发展有限公司)

By:	/s/ Zhu Yun

Name:	Zhu Yun

Title:	Legal representative

[Signature Page to Securities Purchase Agreement]

BEIJING NANBEI HUJIN INVESTMENT CO. LTD

(北京南北汇金投资有限公司)

By:	/s/ Wang Qiang

Name:	Wang Qiang

Title:	Legal representative

[Signature Page to Securities Purchase Agreement]